Exhibit 2.1

PLAN OF CONVERSION This Plan of Conversion (this “Plan”) is adopted as of June 11, 2026 and sets forth certain terms of the conversion of AGNT, Inc., a Delaware corporation (the “Delaware Corporation”), to a Texas corporation (the “Texas Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and the Texas Business Organizations Code, as amended (the “TBOC”). RECITALS: A. The Delaware Corporation was incorporated on July 30, 2008. B. Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and Title 1, Chapter 10, Subchapter C of the TBOC, the Delaware Corporation will be converted to a Texas Corporation. C. The Board of Directors of the Delaware Corporation (the “Board”) has unanimously (i) determined that the Conversion (as defined below) is advisable and in the best interests of the Delaware Corporation and its stockholders and recommended the approval of the Conversion by the stockholders of the Delaware Corporation and (ii) approved and adopted this Plan, the Conversion and the other documents and transactions contemplated by this Plan, including the Texas Charter, the Texas Bylaws, the Texas Certificate of Conversion and the Delaware Certificate of Conversion (as each is defined below). D. The stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion and the other documents and transactions contemplated by this Plan, including the Texas Charter, the Texas Bylaws, the Texas Certificate of Conversion and the Delaware Certificate of Conversion. E. In connection with the Conversion, at the Effective Time (as defined below), each share of Common Stock, par value $0.00001 per share (the “Delaware Common Stock”), of the Delaware Corporation issued and outstanding (or held in treasury) immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $0.00001 per share (the “Texas Common Stock”), of the Texas Corporation, respectively. F. The mode of carrying out the Conversion into effect shall be as described in this Plan. ARTICLE I THE CONVERSION 1.1 Conversion. At the Effective Time, the Delaware Corporation will be converted to the Texas Corporation, pursuant to, and in accordance with, Section 266 of the DGCL and Title 1, Chapter 10, Subchapter C of the TBOC (the “Conversion”), whereupon the Delaware Corporation will continue its existence in the organizational form of the Texas Corporation, which will be subject to the laws of the State of Texas. The Board and the stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion and the other documents and transactions contemplated by this Plan, including the Texas Charter, the Texas Bylaws, the Texas Certificate of Conversion and the Delaware Certificate of Conversion. 1.2 Certificate of Conversion. The Delaware Corporation shall file a certificate of conversion in the form attached hereto as Exhibit A (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and shall file a certificate of conversion in the form attached hereto as Exhibit B (the “Texas Certificate of Conversion”) and the certificate of formation in the form attached hereto as Exhibit C (the “Texas Charter”) and any and all documents required to be filed with the Secretary of State of the State of Texas (the “Texas Secretary of State”) in connection with the Conversion and the Delaware Corporation or the Texas Corporation, as applicable, and shall make all other filings or recordings required by the DGCL or the TBOC in connection with the Conversion. 1.3 Effective Time. The Conversion will become effective upon the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State and the Texas Certificate of Conversion and the Texas Charter with the Texas Secretary of State or at such later time as specified in the Delaware Certificate of Conversion and the Texas Certificate of Conversion (the “Effective Time”). ARTICLE II ORGANIZATION 2.1 Texas Governing Documents. At the Effective Time, the Texas Charter and the bylaws of the Texas Corporation in the form attached hereto as Exhibit D (the “Texas Bylaws” and, together with the Texas Charter, the “Texas Governing Documents”) shall govern the Texas Corporation until amended and/or restated in accordance with the Texas Governing Documents and applicable law. 2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or its stockholders, the members of the Board and the officers of the Delaware Corporation holding their respective offices in the Delaware Corporation existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board and officers of the Texas Corporation. ARTICLE III EFFECT OF THE CONVERSION 3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the TBOC. Without limitation of the foregoing, for all purposes of the laws of the State of Delaware and the State of Texas, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Texas Corporation and shall be the property of the Texas Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Texas Corporation, and may be enforced against the Texas Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Texas Corporation. 3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation or its stockholders, each share of Delaware Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Texas Common Stock, and all options, warrants, restricted stock units or other right to receive or acquire a share of Delaware Common Stock shall automatically be converted into an option, warrant, restricted stock unit or other entitlement to receive or acquire a share of Texas Common Stock. 3.3 Stock Certificates. All of the outstanding certificates representing shares of Delaware Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Texas Common Stock into which such shares have been converted pursuant to the Conversion, from and after the Effective Time. 3.4 Agreements. As of the Effective Time, automatically by virtue of the Conversion and without any further action on the part of any person, each agreement to which the Delaware Corporation is a party, shall continue to be an agreement of the Texas Corporation on the same terms and conditions and any references to the Delaware Corporation thereunder shall, on and after the Effective Time, mean the Texas Corporation.

ARTICLE IV MISCELLANEOUS 4.1 Abandonment or Amendment. At any time prior to the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State, the Delaware Corporation may abandon the proposed Conversion and terminate this Plan to the extent permitted by law or may amend this Plan. 4.2 Delay. For a period of one year after the approval of this Plan by the stockholders of the Delaware Corporation, the Board may delay the filing of (i) the Delaware Certificate of Conversion with the Delaware Secretary of State, and (ii) the filing of the Texas Governance Documents with the Texas Secretary of State, if, in the opinion of the Board, such action would be in the best interests of the Delaware Corporation and its stockholders. 4.3 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan. 4.4 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Plan of Conversion is hereby adopted as a “plan of reorganization” for purposes of the Section 368(a)(1)(F) of the Code. 4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, this Plan has been executed on behalf of the Delaware Corporation by its officer thereunto duly authorized, as of the date first set forth above. AGNT, INC. By: Name: James Bramble Title: Corporate Secretary /s/ James Bramble

EXHIBIT A DELAWARE CERTIFICATE OF CONVERSION

EXHIBIT B TEXAS CERTIFICATE OF CONVERSION

EXHIBIT C TEXAS CHARTER

EXHIBIT D TEXAS BYLAWS